                            MERRIMAC INDUSTRIES, INC.
                       AMENDED AND RESTATED SEVERANCE PLAN
                         (AS ADOPTED ON MARCH 29, 2006)

1. Purpose.

     The Plan is intended to induce those key executive management personnel who are designated as Participants to remain in the employ of the Company, since, as is the case with many publicly-held corporations, the possibility of a Change in
Control exists from time to time and such possibility, and the uncertainty, instability and questions which it may raise for and among key executive management personnel, may result in the premature departure or significant distraction of such personnel to the material detriment of the Company and its stockholders. The Board has determined that appropriate steps should be taken to reinforce, focus and encourage the continued attention and dedication of key members of the executive management of the Company and its subsidiaries to their assigned duties without distraction in the face of potentially disturbing or unsettling circumstances arising from the possibility of a Change in Control.

2. Definitions.

         As used in the Plan:

         "Annual Base Salary" shall mean the Participant's rate of regular basic annual compensation prior to any reduction under a salary reduction agreement pursuant to section 401(k) or section 125 of the Code, and shall not include
(without limitation) cost of living

allowances, fees, retainers, reimbursements, bonuses, incentive awards, prizes or similar payments.

         "Board" shall mean the Board of Directors of the Company.

         "Cause" shall mean (i) willful failure by the Participant to perform his or her normal and customary duties for an extended period of time for any reason, other than disability, (ii) gross negligence or willful misconduct by the Participant, including but not limited to fraud, embezzlement or intentional misrepresentation, (iii) the Participant's commission of, or indictment or conviction for, a felony, (iv) the Participant's misappropriation of a material opportunity of the Company, (v) the Participant's willfully engaging in competitive activities against the Company or purposely aiding a competitor of the Company, or (vi) the Participant's violation of any fiduciary duty owed to the Company or any subsidiary or any material provision of any agreement the
Participant has with the Company or any subsidiary and, in each case, the
Participant has failed to cure the violation (if curable as determined by the
Company) within ten days after receipt of written notice from the Company of such violation or, if reasonable under the circumstances, such additional period of time during which the Participant is using his best efforts to so cure, not to exceed 30 days in the aggregate.

         "Change in Control" shall mean and be deemed to have occurred if: (i)
the Company is merged or consolidated with, or, in any transaction or series of transactions, all or substantially all of the business or assets of the Company shall be sold or otherwise acquired by, another corporation or entity and, as a result thereof, the stockholders of the Company immediately prior thereto shall not have at least 50% or more of the combined voting power of the surviving, resulting or transferee corporation or entity, (ii) any person (as that term is used in Sections 13(d)

and 14(d) of the Exchange Act) who is not an affiliate of the Company or a 5% or more holder, in each case as of January 1, 2006, is or becomes the beneficial owner (as that term is used in Section 13(d) of the Exchange Act) of stock of the Company entitled to cast more than 25% of the votes at the time entitled to be cast generally for the election of directors, or (iii) more than 50% of the members of the Board shall not be Continuing Directors.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         "Company" shall mean Merrimac Industries, Inc., a Delaware corporation, and any successor to its business and/or assets which assumes (either expressly, by operation of law or otherwise) and/or agrees to perform this Plan by operation of law or otherwise (except in determining whether or not any Change in Control has occurred in connection with such succession).

         "Continuing Directors" shall mean the directors of the Company (i) who were members of the Board on January 1, 2006, or (ii) who subsequently became directors of the Company and who were elected or designated to be candidates for election as nominees of the Board, or whose election or nomination for election by the Company's stockholders was otherwise approved, by a vote of a majority of the Continuing Directors then on the Board.

         "Date of Termination" shall mean, with respect to any purported termination of a Participant's employment with the Company within 12 months after a Change in Control, (i) if the Participant's employment is terminated for
Disability, ten days after Notice of Termination is given (provided that the
Participant shall not have returned to the full-time performance of the
Participant's duties during such period), and (ii) if the Participant's employment is terminated for any other reason, the date specified in the Notice of Termination which, in the case of a

termination by the Company, shall not be less than ten business days except in the case of a termination for Cause and, in the case of a termination by the
Participant, shall not be less than ten business days nor more than 20 business days, respectively, after the date such Notice of Termination is given.

         "Disability" shall mean if, as result of physical or mental illness or injury, a Participant is unable to perform the essential duties of his or her position for a period of 90 consecutive days or for a period of 120 non-consecutive days in any 12-month period, or poses a direct threat to the safety and health of the Participant or others and there is no reasonable accommodation that can be provided by the Company that would allow the
Participant to perform the essential functions of the Participant's position as determined by applicable law.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

         "Good Reason" shall mean the occurrence (without the Participant's prior express written consent) of any one of the following acts, or failures to act: (i) a material diminution of the duties and responsibilities of the
Participant, (ii) a substantial reduction in compensation or benefits of the
Participant, (iii) any failure by the Company to comply with any of the provisions of this Plan, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Participant, (iv) any purported termination of the Participant's employment which is not pursuant to a Notice of
Termination, or (v) the relocation of the Company's principal executive offices where the Participant works at a location more than 25 miles from its location on the date of the adoption of this Plan or the Company's requiring the
Participant to be based anywhere other than

the Company's principal executive offices. Required travel on the Company's business to an extent substantially consistent with the Participant's business travel obligations as of the date of this Plan is not a relocation event under this Plan.

         "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Plan relied upon, if any, and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Participant's employment with the Company under the provision so indicated. For purposes of this Plan, any purported termination not effected in accordance with this definition shall not be effective.

         "Participant" shall mean each key executive management employee of the
Company or any of its subsidiaries who shall be designated from time to time by the Compensation Committee of the Board. Any Participant who shall be a
Participant at the time of a Change in Control shall remain a Participant until the earlier to occur of the expiration of 12 months following a Change in
Control or the termination of such Participant's employment with the Company.

         "Plan" shall mean the Merrimac Industries, Inc. Amended and Restated
Severance Plan.

         "Severance Payments" shall mean the payments described in Section 3(a)
below.

3. Severance Payments.

     (a) Severance. If, within 12 months following the date of a Change of
Control, the employment of the Participant is terminated, the Company shall pay each Participant the Severance Payments provided for in clauses (i) and (ii)
below, at the times as provided in Section 3(c) below, unless such termination is (i) by the Company for Cause, or (ii) by the Participant

without Good Reason, or (iii) due to the Participant's death or Disability. The
Participant's right to terminate his or her employment for Good Reason shall not be affected by his or her incapacity due to physical or mental illness. The
Participant's continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason.

          (i) The Company shall pay to the Participant, in accordance with the
     Company's regular payroll schedule, an amount equal to an amount designated from time to time by the Compensation Committee of the Board, such amount being either one times or two times the Annual Base Salary of the
     Participant; provided that such amount cannot be changed following a Change in Control.

          (ii) For a 24-month period after the Date of Termination, the Company shall arrange to provide the Participant with health insurance benefits substantially similar to those which the Participant is receiving immediately prior to any Change in Control.

     (b) Round Down. To the extent that any payments made under this Plan would otherwise be subject to the excise tax imposed under section 4999 of the Code, the Company shall reduce the amount of such payments by the minimum amount necessary to avoid being subject to such excise tax.

     (c) All Severance Payments under Section 3(a)(i) shall be payable at such times as determined by the Compensation Committee of the Board, provided that all such Severance Payments shall be made and completed prior to the later of
(x) March 15 of the calendar year following the year in which such termination occurs or (y) two and one-half months after the end

of the Company's taxable year in which such termination occurred; provided, further, that such Severance Payments shall be made in accordance with Section
409A of the Code.

4. Additional Arrangements. As a condition to the Participant receiving
Severance Payments pursuant to Section 3 above (such Severance Payments being consideration for the "Arrangements" defined below), the Participant shall enter into such non-competition/non-solicitation/confidentiality arrangements and restrictive covenants ("Arrangements") as the Compensation Committee of the
Board shall deem appropriate.

5. Notice of Termination. Within 12 months after a Change in Control, any purported termination of the Participant's employment with the Company (other than by reason of death) shall be communicated by a written Notice of
Termination from the Company to the Participant or from the Participant to the
Company.

6. No Mitigation. If a Participant's employment is terminated, the Participant will not be required to seek other employment or attempt in any way to reduce any amounts payable to the Participant by the Company pursuant to Section 3.
Further, the amount of any payment or benefits provided for in Section 3 shall not be reduced by any compensation earned or benefits received by the
Participant as a result of employment by another employer or offset against any amount claimed to be owed by the Participant to the Company or any of its subsidiaries or otherwise; provided, however, that if the Participant receives medical coverage by another employer, the Company shall not be obligated to continue such coverage to the same extent covered by such other employer.

7. Successors. In addition to any obligations imposed by law upon any successor to the Company, the Company will require any successor (whether direct or indirect, by purchase,

merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Plan in the same manner and to the same extent that the Company would be required to perform if such succession had not taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Plan and shall entitle each Participant to compensation from the Company in the same amount and on the same terms as the
Participant would be entitled to hereunder if the Participant were to terminate the Participant's employment for Good Reason after a Change in Control, except that, for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination.

8. Binding Plan. This Plan shall inure to the benefit of and be enforceable by each Participant's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Participant shall die while any amount would still be payable to the Participant hereunder (other than amounts which, by their terms, terminate upon the death of the
Participant), all such amounts shall be paid to the executors, personal representative or administrators of the Participant's estate.

9. Notices. Notices and all other communications provided for in this Plan shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified mail, return receipt requested, postage prepaid, if for a Participant, at the Participant's address as it appears on the records of the Company, or at such other address as the Participant shall have specified by notice to the Company in the manner herein provided, and if for the
Company, at Merrimac Industries, Inc., 41 Fairfield Place, West Caldwell, NJ
07006, attention of its chief executive officer, or at such other address as the
Company shall have specified by notice

to the Participants in the manner herein provided. Notwithstanding the foregoing, any notice of change of address shall be effective only upon actual receipt.

10. Miscellaneous.

         The Board may amend or terminate this Plan in whole or in part at any time upon notice to all of the Participants; provided, however, that, subsequent to a Change in Control or during the period of 180 days prior to a Change in
Control, no such amendment which could adversely affect the rights of any
Participant nor any termination shall become effective until the expiration of one year following the Change in Control. No waiver by either the Company or any
Participant at any time of any breach by either the Company or the Participant, or compliance with, any condition or provision of this Plan to be performed by either the Company or the Participant shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. The validity, interpretation, construction and performance of this Plan shall be governed by the laws of the State of New York without regard to the principles of conflict of laws thereof. All references to sections of the
Exchange Act or the Code shall be deemed also to refer to and include any successor provisions to such sections. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state, or local law and any additional withholding to which the Participant has agreed.

11. Validity. The invalidity or unenforceability of any provision of this Plan shall not affect the validity or enforceability of any other provision of this
Plan which shall remain in full force and effect.

12. No Limitation. Nothing in this Plan shall prevent or limit any Participant's continuing or future participation in any plan, program, policy or practice provided by the Company or any of

its affiliated companies and for which the Participant may qualify, nor shall anything herein limit or otherwise affect such rights as the Participant may have under any other contract or agreement with the Company or any of its affiliated companies. Amounts which are vested benefits or which the Participant is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Plan.

13. Other Agreements. If a Participant has entered into an agreement with the
Company, which agreement covers the subject matter of this Plan, such agreement shall govern.

                                       10